Exhibit 21

Subsidiaries of Entegris, Inc.

Name of Subsidiary	Jurisdiction
ATMI International Trading Co. Ltd.	China
CMC Materials Asia Pte. Ltd.	Singapore
CMC Materials B.V.	The Netherlands
CMC Materials EC, Inc.	Texas
CMC Materials EC Pte. Ltd.	Singapore
CMC Materials France SAS	France
CMC Materials Global Corp.	Delaware
CMC Materials Inc.	Delaware
CMC Materials Italia Srl	Italy
CMC Materials Japan KK	Japan
CMC Materials KK	Japan
CMC Materials KMG Corporation	Texas
CMC Materials Korea, LLC	South Korea
CMC Materials Luxembourg Holdings S.a.r.l.	Luxembourg
CMC Materials SDN BHD	Malaysia
CMC Materials Sealweld Canada, Inc.	Canada
CMC Materials Shanghai Co., Ltd.	China
CMC Materials Singapore Pte. Ltd.	Singapore
CMC Materials Taiwan Co., Ltd.	Taiwan
CMC Materials UK Limited	United Kingdom
CMC Materials UPC Limited	United Kingdom
CMC Materials UPS SAS	France
Entegris Canada Limited	Canada
Digital Specialty Chemicals UK Limited	United Kingdom
Entegris Asia LLC	Delaware
Entegris Asia-U.S. LLC	Delaware
Entegris Asia Pte. Ltd.	Singapore
Entegris Ecosys LLC	Delaware
Entegris GmbH	Germany
Entegris GP, Inc.	Delaware
Entegris International Holdings B.V.	The Netherlands
Entegris International Holdings II B.V.	The Netherlands
Entegris International Holdings III B.V.	The Netherlands
Entegris International Holdings IV LLC	Delaware
Entegris International Holdings V LLC	Delaware
Entegris International Holdings VI LLC	Delaware
Entegris International Holdings VII LLC	The Netherlands
Entegris International Holdings VIII LLC	The Netherlands
Entegris International Holdings, Inc.	Delaware
Entegris Ireland Unlimited Company	Ireland
Entegris Israel Ltd.	Israel
Entegris Japan Co. Ltd.	Japan
Entegris Korea Co., Ltd.	South Korea
Entegris Korea II Ltd.	South Korea

Entegris Malaysia Sdn. Bhd.	Malaysia
Entegris (Shanghai) Microelectronics Trading Company Ltd.	China
Entegris Pacific Ltd.	Delaware
Entegris Pacific Pte., Ltd	Singapore
Entegris Professional Solutions, Inc.	Delaware
Entegris Sarl	Luxembourg
Entegris SAS	France
Entegris Singapore Pte. Ltd.	Singapore
Entegris Specialty Materials, LLC	Delaware
Entegris Taiwan Enterprises Partnership	Taiwan
Entegris Taiwan Holdings, Inc.	Delaware
Entegris Taiwan Technologies Co. Ltd.	Taiwan
Flowchem LLC	Delaware
FLX Inc.	Texas
Hanguk Entegris Co., Ltd	South Korea
Hangzhou Anow Filtration and Materials Co., Ltd.	China
Hangzhou AiNuo Microfiltration Co., Ltd.	China
International Development Test Co., Ltd.	Taiwan
International Test Solutions Korea Limited	South Korea
International Test Solutions, LLC	Delaware
KMG-Bernuth, Inc.	Delaware
KMG-Flowchem, Inc.	Delaware
NexPlanar Corporation	Delaware
Nihon Entegris G.K.	Japan
Poco Graphite, Inc.	Delaware
QED Technologies International, Inc.	Delaware
Sealweld (USA), Inc.	Nevada
Sealweld Corporation (2003), Inc.	Nevada
Suzhou Meice Test Technology Co., Ltd.	China
KMG Val-Tex, LLC	Texas